UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2016 (March 15, 2016)

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 15, 2016, the Board of Trustees, with the unanimous consent of all independent trustees, increased the performance goals for the fiscal year 2016 short-term incentive plan (STIP) awards for the Company’s named executive officers under the 2008 Incentive Plan (“2008 Plan”), as permitted under the 2008 Plan, from “threshold,” “target,” and “maximum” levels of $0.60, $0.64 and $0.80, respectively, to $0.80, $0.84 and $1.00, respectively (“Amendment”). The Amendment was based primarily on the unintended impact the Company’s reported gain on extinguishment of debt during the quarter ended January 31, 2016 had on the earning of the STIP awards. As the Amendment would negatively impact these STIP awards, the named executive officers have consented to the Amendment to their respective STIP awards.

For a complete description of the Company’s executive compensation program, including the STIP, please refer to the Company’s definitive proxy statement filed with the SEC on August 3, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: March 21, 2016	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer